UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 14, 2010
MGM Resorts International
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	001-10362 (Commission File Number)	88-0215232 (I.R.S. Employer Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada (Address of Principal Executive Offices)	89109 (Zip Code)
(702) 693-8077
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03(a). Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 14, 2010, the Board of Directors of MGM Resorts International (the “Company”) approved and adopted amendments to the Company’s Bylaws, effective as of that date, adding new Sections 12 and 13 under Article I, and revising Section 12 of Article II and Section 2 of Article IX.
New Sections 12 and 13 under Article I implement advance notice provisions for director nominations and other proposals and ensure that compliance with the notice procedures set forth in the Bylaws is the exclusive means for stockholders to make nominations or to submit other business at a stockholders meeting, other than proposals governed by Rule 14a-8 under the Securities Exchange Act of 1934, and as discussed below under Rule 14a-11. In the case of a proposed nomination as to which access is requested to the Company’s proxy materials under Rule 14a-11 under the Securities Exchange Act, compliance with such procedures shall not be required to the extent it is not feasible to comply with both such procedures and the requirements of Rule 14a-11 or if the effectiveness of such procedures to such prospective nomination is superseded as a matter of law. Among other things, the amendments require stockholders who make proposals or give advance notice of a director nomination to disclose all ownership interests (including derivative interests) in or relating to the Company’s securities and all rights to vote with respect to any security of the Company, and to provide reasonably detailed descriptions of all agreements, arrangements and understandings between proposing stockholders and other stockholders of the Company in connection with the proposed business or nomination.
Revisions to Section 12 under Article II of the Bylaws amend the Company’s indemnification obligations to require indemnification and advancement of expenses for any director or officer who is a party in a proceeding by reason of the fact that such person is or was a director or officer of the Company, or, while a director or officer of the Company, serves or served at the request of the Company as a director, officer, manager, member, partner, trustee, employee or agent of another entity. Among other things, the Bylaw amendments provide that if a claim for indemnification or advancement of expenses is not paid in full within 30 days after a written claim has been received by the Company, the director or officer may file suit to recover the unpaid amount of the claim, and, if successful, shall be entitled to be paid the expense of prosecuting the claim.
Section 2 under Article IX of the Bylaws was amended to reflect the Company’s new registered agent and to permit a change of registered office and registered agent by action of the Board of Directors.
The foregoing description is not a complete description of the amendments and is qualified in its entirety by reference to the full text of the Bylaws, as amended, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference in this Item 5.03.
Item 8.01 Other Events.
Advance Notice Deadline for Director Nominations and Other Stockholder Proposals
As a result of the amendments to the Bylaws, made on December 14, 2010 and described in Item 5.03 above, a stockholder may nominate an individual for election as a director or bring other business before the 2011 Annual Meeting of Stockholders (other than proposals governed by Rule 14a-8) only by providing written notice to the Company, in the required form, on or after February 15, 2011, and no later than March 17, 2011, to the Corporate Secretary, MGM Resorts International, 3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119, Attention: Stockholder Communications. Such notices must also comply with the requirements of the Company’s Bylaws and other applicable law, and no director nomination or stockholder proposal may be presented at the Annual Meeting otherwise.
Item 9.01 Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

No.	Description
3.1	Amended and Restated Bylaws of MGM Resorts International, effective December 14, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM Resorts International
Date: December 17, 2010	By:	/s/ John M. McManus
John M. McManus
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

No.	Description
3.1	Amended and Restated Bylaws of the Company, effective December 14, 2010

4